PetLife Pharmaceuticals Notes Recent Cuban Research Providing Profound Evidence of Caribbean Blue Scorpion Venom’s Ability to Eradicate Cancer Cells as Continued Support for PetLife’s pre- INAD Studies of Vitalzul™

Nov 15, 2016

OTC Disclosure & News Service

Hancock, MD, Nov. 15, 2016 (GLOBE NEWSWIRE) — PetLife Pharmaceuticals, Inc. (OTC QB: PTLF) (the “Company”), a developer of a new generation of high potency veterinary cancer medications and nutraceuticals for pets, has been pleased with the existing studies coming out of Cuba and is looking forward to additional research of the benefits of Blue Scorpion venom. The market for natural products for human Cancer treatment has been big business in Cuba.

Cuban researchers have published studies demonstrating the efficacy of the venom extract of the blue scorpion (Rhopalurus junceus) in the Journal of Venom Research (1). This human study demonstrates the efficacy across many Cancer Cell lines. Additional studies have been undertaken to characterize Rhopalurus junceus venom in other international journals (2), (3), (4). These studies support the efforts of PetLife Pharmaceuticals to bring an FDA/CVM approved, prescription strength, clinically proven Blue scorpion venom product to market for the treatment of cancer in companion animals, Vitalzul™.

Dr. Salvagno, CEO of PetLife Pharmaceuticals noted “PetLife will continue on our path, through our current pre-INAD studies and subsequent application to the FDA/CVM, to secure approval of our patented prescription strength formulation of blue scorpion venom “Vitalzul™”. These studies from Cuba support our work, but we will clearly move forward with appropriate studies to confirm efficacy, dosing and safety to allow distribution of a therapeutic drug to the US and international markets.”

These manuscripts can be found on our website www.petlifepharma.com

PetLife’s 506 Private Placement Memorandum is available only to accredited investors.

1.	In Vitro anticancer effect of Venom from Cuban Scorpion Rhopalurus junceus against a panel of human cancer cell lines. Diaz-Garcia et al. J Venom research (2013), Vol. 4, 5-12

2.	Enzymatic analysis of venom from Cuban scorpion Rhopalurus junceus. J Venom Research (2015), Vol. 6, 11-18

3.	Biochemical and molecular characterization of the venom from the Cuban Scorpion Rhopalurus junceus. Garcia-Gomez et al. Toxicon (2011), Vol. 58, 18-27

4.	The Cuban scorpion Rhopalurus junceus (Scorpion Buthidae): component variations in venom samples collected in different geographic areas. Rodriguez-Ravelo et al. J Venom Anim Toxins Incl Trop Dis (2013), Vol. 19, 13-24

About PetLife Pharmaceuticals, Inc.

PetLife Pharmaceuticals (OTCQB: PTLF) (http://www.PetLifePharma.com) is a registered US Veterinary Pharmaceutical company, incorporated in 2012.

PetLife’s mission is to bring its new, scientifically proven, non-toxic, potentiated bioactive nutraceuticals and prescription medication, Vitalzul™, to the world of veterinary oncology — with the ultimate goal of preventing cancer and extending the life of pets suffering from cancer while improving their quality of life. In the US alone, consumer spending on domestic companion animals reached over $60 billion in 2015 with over $29 billion spent on veterinary care and medications.

Safe Harbor

Safe Harbor statement under the Private Securities Litigation Reform Act of 1995: PetLife encourages those interested in our Company to rely only on information included in our filings with the United States Securities and Exchange Commission which can be found at www.sec.gov. Statements released by the Company, that are not purely historical are forward-looking within the meaning of the “Safe Harbor” provisions of the Private Securities Litigation Reform Act of 1995, including statements regarding the company’s expectations, hopes, intentions, and strategies for the future. Investors are cautioned that forward-looking statements involve risk and uncertainties that may affect the Company’s business prospects and performance. The Company’s actual results could differ materially from those in such forward-looking statements. Risk factors include but are not limited to general economic, competitive, governmental, and technological factors as discussed in the Company’s filings with the SEC on Forms 10-K, 10-Q, and 8-K. The Company does not undertake any responsibility to update the forward-looking statements contained in this release.

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